                                                                       EXHIBIT 5

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE  AGREEMENT (this  "AGREEMENT"),  dated as of October 10,
2005, by and among  DOLPHIN  DIRECT EQUITY  PARTNERS,  L.P., a Delaware  limited partnership (the "BUYER"),  and ROGER LIPTON, an individual having an address at
780 Third Avenue,  43rd floor,  New York,  New York 10017 ("MR.  LIPTON"),  MARY
LIPTON,  an individual  having an address at 780 Third Avenue,  43rd floor,  New
York, New York 10017 ("MS. LIPTON") and RHL ASSOCIATES, L.P., a Delaware limited partnership ("RHL" and, together with Mr. Lipton and Ms. Lipton, the "SELLERS").

         WHEREAS, the Sellers have indicated to the Buyer an interest in selling to the Buyer all of the outstanding  shares of common stock of Boston Restaurant
Associates,  Inc. (the "COMPANY"), $.01 par value (the "COMMON STOCK"), owned by the Sellers,  and the Buyer has  indicated  to Mr.  Lipton an interest in buying such shares; and

         WHEREAS,  as of the date hereof,  each Seller  "beneficially  owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the  1934  Act"))  and is  entitled  to  dispose  of (or to direct  the disposition  of) and to  vote  (or to  direct  the  voting  of)  the  number  of outstanding  shares of Common Stock set forth  opposite  such  Seller's  name on
SCHEDULE I hereto (the "SCHEDULE I SHARES").

         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations,  warranties,  covenants and  agreements  set forth herein,  the parties hereto agree as follows:

                                    ARTICLE I

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers,  jointly and severally,  hereby  represent and warrant the
Buyer as follows:

         1.1  ORGANIZATION;  GOOD  STANDING.  If such Seller is an entity,  such
Seller is duly  organized and validly  existing and in good  standing  under the laws of its jurisdiction of organization.

         1.2  AUTHORITY;  NONCONTRAVENTION.  If such  Seller is an entity,  such
Seller has the requisite power (corporate or other) and authority to execute and deliver this Agreement and to consummate the  transactions  contemplated by this
Agreement.  If such  Seller is an  individual,  such  Seller  has the  requisite
capacity  to  execute  and  deliver  this   Agreement  and  to  consummate   the
transactions  contemplated by this Agreement.  If such Seller is an entity,  the execution and delivery of this Agreement by such Seller and the  consummation by such Seller of the  transactions  contemplated  by this Agreement have been duly authorized  by all  necessary  action  (corporate  or other) on the part of such
Seller and no other proceedings  (corporate or other) on the part of such Seller are  necessary  to approve  this  Agreement or to  consummate  the  transactions contemplated  by this  Agreement.  This  Agreement  has been duly  executed  and delivered by such Seller and,  assuming  the due  authorization,  execution  and delivery  by the  Buyer,  constitutes  a valid and  binding  obligation  of such
Seller,  enforceable  against such Seller in accordance with its terms,  subject to: (a) applicable bankruptcy,  insolvency,  fraudulent transfer and conveyance, moratorium,  reorganization,  receivership  and  similar  laws  relating  to  or affecting the enforcement of the rights and remedies of creditors generally; (b)
principles of equity which may limit the availability of remedies (regardless of whether  considered and applied in a proceeding in equity or at law); and (c) an implied  covenant of good faith and fair dealing.  The execution and delivery of this  Agreement  by  such  Seller  and  the  consummation  of  the  transactions contemplated  hereby and compliance by such Seller with the provisions hereof do not and will not  conflict  with,  or result in any  violation  or breach of, or default (with or without  notice or lapse of time, or both) under,  or give rise to a right of, or result in,  termination,  cancellation  or acceleration of any obligation  under, or result in the creation of any lien,  charge or encumbrance of any  nature (a  "LIEN")  in or upon any of the  properties  or assets of such
Seller under, any provision of: (a) if such Seller is an entity, the certificate of incorporation or bylaws (or similar organizational documents) of such Seller;
(b) any contract,  agreement,  instrument,  understanding or other  arrangement, written or oral (a "CONTRACT"),  to which such Seller is a party or any of their respective  properties  or  assets  is  subject;  or (c) any (i)  statute,  law, ordinance,  rule or regulation or (ii) judgment,  order or decree, in each case, applicable to such Seller or any of such Seller's  properties or assets.  Except for the filing of a Schedule 13D (or amendment thereto) or a Form 4 or 5 by such
Seller,  no  consent,  approval,  order or  authorization  of, or  registration, declaration  or  filing  with,  any  governmental  entity  or other  individual, corporation  (except the Company,  with respect to which this  representation is qualified as given to the best  knowledge  of the  Sellers),  limited  liability company,  partnership,  association,  trust, unincorporated organization,  other entity or group (each a "PERSON")  is required by or with respect to such Seller in connection  with the execution and delivery of this  Agreement by such Seller or the  consummation by such Seller of the transactions  contemplated  hereby or compliance with the provisions hereof.

         1.3  OWNERSHIP.  The second  column on SCHEDULE I sets forth,  opposite such Seller's  name, the number of shares over which such Seller has sole record and  beneficial  ownership as of the date hereof,  excluding  shares that may be acquired pursuant to outstanding stock options.  Except as set forth on SCHEDULE
I, as of the date  hereof,  such  Seller has the sole power to vote and the sole power to  dispose  of the  shares  of  Common  Stock  referred  to in the  prior sentence.  Except as set forth on such  SCHEDULE I,  neither such Seller nor any affiliate  (as  hereafter  defined)  of such  Seller  owns or holds any right to acquire or dispose of any additional shares of any class of capital stock of the
Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company,  excluding shares that may be acquired  pursuant to outstanding  stock  options.  "AFFILIATE"  means,  with respect to any specified person, any person that directly, or indirectly through one or more  intermediaries,  controls,  or is controlled by, or is under common control with, the person specified. For purposes of this Agreement, with respect to each  Seller,  the term  "AFFILIATE"  shall not  include  the Company and the persons that directly,  or indirectly  through one or more  intermediaries,  are controlled by the Company. The foregoing representations are not affected by the fact that certain of the shares held by Mr. Lipton and Ms. Lipton may be held in more than one account,  including individual  retirement  accounts,  and each of them agrees that  withdrawal  of such shares from such  accounts and any related tax obligations or penalties shall not affect such representations.

         1.4 DECISION TO SELL.  Such Seller is capable of evaluating  the merits and risks of such Seller's  decision to sell securities of the Company hereunder and make an  informed  decision  with  respect  thereto  by reason  of: (a) such
Seller's  business and  financial  experience,  and the  business and  financial experience  of those  retained by such  Seller to advise it with  respect to its investment in the securities of the Company being sold hereunder; (b) the access to such information as such Seller or such advisors have requested,  (c) without limiting the  generality of the  foregoing,  the knowledge and  experience  with respect to the Company obtained pursuant to the Sellers'  relationships with the

Company,  including without limitation the service by Mr. Lipton on the Board of
Directors of the Company,  and (d) an active  participation by Mr. Lipton in the matters  of such  Board.  Each  Seller  represents  that  it has  satisfactorily conducted  the  maximum  inquiries  necessary  to  obtain  the same  information available to it as may be available to the Buyer and its  affiliates,  including other such Board members,  and that such inquiries have not been interfered with or  prevented  in any way by any  party,  with  all of the  foregoing  including information regarding the status to date of the work of the Special Committee of the Board of Directors of the Company and its  financial  advisor,  including as may have  been  obtained  by Mr.  Lipton  from the  Buyer or any  representative thereof.

         1.5 ACCURACY OF REPORTS.  Such Seller  represents  that the information contained  in all public  filings  relating to the  Sellers,  including  without limitation  the Schedule 13D and each  amendment  thereto filed by any or all of the Sellers with  respect to their  ownership of shares of stock of the Company, are true, correct and complete with respect to the information therein regarding the  reporting  persons  and such  stock  ownership,  at the time of the  filing thereof  and as of the date  hereof  and that the Buyer is  relying  thereon  in connection with this Agreement.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Sellers as follows:

         2.1  ORGANIZATION;  GOOD  STANDING.  The  Buyer is duly  organized  and validly existing and in good standing under the laws of the State of Delaware.

         2.2 AUTHORITY;  NONCONTRAVENTION. The Buyer has the requisite corporate power and authority to execute and deliver this  Agreement and to consummate the transactions  contemplated by this Agreement. The execution and delivery of this
Agreement  by the Buyer and the  consummation  by the Buyer of the  transactions contemplated  by this  Agreement  have been  duly  authorized  by all  necessary limited  partnership  action  on the part of the  Buyer  and no other  corporate proceedings  on the part of the Buyer is necessary to approve this  Agreement or to consummate the  transactions  contemplated by this Agreement.  This Agreement has been  duly  executed  and  delivered  by the  Buyer  and,  assuming  the due authorization,  execution  and delivery by each Seller,  constitutes a valid and binding  obligation  of the Buyer,  enforceable  against the Buyer in accordance with its terms subject to: (a)  applicable  bankruptcy,  insolvency,  fraudulent transfer and conveyance,  moratorium,  reorganization,  receivership and similar laws  relating to or  affecting  the  enforcement  of the rights and remedies of creditors  generally;  (b) principles of equity which may limit the availability of remedies  (regardless  of whether  considered  and applied in a proceeding in equity or at law);  and (c) an implied  covenant of good faith and fair dealing.
The execution and delivery of this  Agreement by the Buyer and the  consummation of the  transactions  contemplated  hereby and  compliance by the Buyer with the provisions  hereof do not and will not conflict with, or result in any violation or breach of, or  default  (with or  without  notice or lapse of time,  or both)
under,  or give rise to a right of, or result in,  termination,  cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the  creation of any Lien in or upon any of the  properties  or assets of the
Buyer  under,  or  give  rise  to  any  increased,  additional,  accelerated  or guaranteed  rights or  entitlements  under,  any  provision  of: (a) the limited partnership  agreement  of the Buyer;  (b) any  Contract to which the Buyer is a party or any of its  properties  or assets is subject;  or (c) any (i)  statute, law,  ordinance,  rule or regulation or (ii) judgment,  order or decree, in each case, applicable to the Buyer or any of its properties or assets. Except for the filing of a Schedule  13D (or  amendment  thereto) or a Form 4 by the Buyer,  no consent,  approval,  order or authorization of, or registration,  declaration or filing  with,  any  governmental  entity or other  person is required by or with respect to the Buyer in  connection  with the  execution  and  delivery  of this
Agreement  by the Buyer or the  consummation  by the  Buyer of the  transactions contemplated hereby or compliance with the provisions hereof.

         2.3  ACCREDITED  INVESTOR.  The Buyer is an  "accredited  investor," as defined in Rule 501 of Regulation D under the  Securities Act of 1933 (the "1933
Act") and is capable of evaluating  the merits and risks of an investment in the
Company and making an informed investment decision with respect thereto.

         2.4 INVESTMENT  INTENT. The Buyer acknowledges that it is acquiring the
Schedule I Shares it will receive  hereunder  for its own account and not with a view to their distribution  within the meaning of Section 2(11) of the 1933 Act.
The Buyer  currently does not intend to participate in any  underwriting  of the
Schedule I Shares to be purchased hereunder nor to take or cause to be taken any action  designed to cause it to be an  underwriter  of such shares,  as the term
"underwriter"  is defined in such Section nor to sell or otherwise  transfer the
Schedule I Shares without registration under the Act or an exemption therefrom.

         2.5 DECISION TO BUY. The Buyer is capable of evaluating  the merits and risks of its decision to buy  securities  of the Company  hereunder  and make an informed  decision with respect  thereto by reason of: (a) the Buyer's  business and financial  experience,  and the business and  financial  experience of those retained  by the  Buyer to  advise  it with  respect  to its  investment  in the securities  of the  Company  being  sold  hereunder;  (b)  the  access  to  such information as the Buyer or such advisors have requested,  (c) without  limiting the  generality of the foregoing,  the knowledge and experience  with respect to the Company  obtained  pursuant to the Buyer's  relationships  with the Company, including  without  limitation  the  service  by  Peter  Salas  on the  Board of
Directors of the Company,  and (d) an active participation by Peter Salas in the matters of such Board. The Buyer represents that it has satisfactorily conducted the maximum inquiries  necessary to obtain the same information  available to it as may be available to the Sellers and their  affiliates,  including  other such
Board  members,  and  that  such  inquiries  have not  been  interfered  with or prevented  in any way by any party.  None of the  Sellers  nor anyone  acting on their behalf has made any  representation  to the Buyer or anyone  acting on its behalf with regard to the Company,  its current business,  its prospects for the future or the Company's  securities  which have been relied upon by the Buyer or anyone  acting on its behalf in  connection  with the purchase of the Schedule I
Shares. The Buyer is aware that the Sellers, as a group, are "affiliates" of the
Company as defined above.

                                   ARTICLE III

                            SALE OF SCHEDULE I SHARES

         3.1 CLOSING.  At the Closing,  as defined  below,  each Seller is shall sell, assign,  transfer, set aside and deliver to the Buyer, and the Buyer shall purchase  and acquire  from such Seller the number of shares of Common Stock set forth next to such  Seller's  name in the second  column of SCHEDULE I hereto by delivering  to the  Buyer one or more  certificates  representing  such  shares, together with one or more stock powers (with appropriate  signature  guarantees)
duly  endorsed in blank.  The  purchase  price for each such share shall be $.50 with the  respective  aggregate  purchase  price for such shares being set forth next to the respective  names of the Sellers in the second column of SCHEDULE I.
Accordingly,  at the Closing,  the Buyer shall  deliver to each Seller the total purchase price set forth next to such Seller's name on SCHEDULE I hereto by wire transfer  to an account  set forth in  writing by such  Seller not less than two business days prior to the date of Closing. The closing of the purchase and sale contemplated above shall take place at the offices of the Buyer at 11:00 a.m. on
October 12, 2005,  or at such other place or time as the parties  shall agree in writing (the "Closing").

         3.2 CONDITIONS. The obligation of the Buyer to purchase and pay for the
Schedule I Shares at the Closing is subject to the satisfaction or waiver of the following  conditions:  (a) all  partnership  and other action,  proceedings and documentation required to be taken or made by any Seller,  including the receipt of any necessary  consents of third parties,  have been taken or obtained by the
Sellers and shall be  disclosed,  provided and  reasonably  satisfactory  to the
Buyer;  and (b) the  representations  and warranties  made by each Seller herein shall be true and  correct  when made and at the time of the  Closing,  with the same  force  and  effect  as if they had been  made at and as of the time of the
Closing.

         3.3  VOTING ARRANGEMENT.

             (a)  Commencing  on the date  hereof and for so long as the Company shall  fail to give  effect  to the sale  hereunder  of the  Schedule  I Shares, including the transfer of ownership thereof in all respects and for all purposes
(including  by way of failing  to  transfer  ownership  thereof on its books and records pursuant to the stock powers referred to in Section 3.1 upon presentment thereof),  each Seller hereby irrevocably grants to, and appoints, the Buyer and any designee thereof, such Seller's proxy and attorney-in-fact  (with full power of substitution), for and in the name, place and stead of such Seller, to attend any  meeting of the  stockholders  of the Company on behalf of such  Seller,  to include such shares in any  computation for purposes of establishing a quorum at any  meeting  of  stockholders  of the  Company,  and to vote  all  such  shares beneficially  owned or  controlled  by such  Seller,  or to grant a  consent  or approval  in respect  of such  shares,  in  connection  with any  meeting of the stockholders  of the  Company  or any  action by  written  consent  in lieu of a meeting of  stockholders  of the Company in connection  with any and all matters that may be submitted to the stockholders of the Company in any way.

             (b) Each Seller hereby represents that any proxies heretofore given in respect of the Schedule I Shares,  if any, are revocable,  and hereby revokes such proxies.

             (c) Each Seller hereby affirms that the  irrevocable  proxy by him, her or it set  forth  in this  Section  3.3 is  given  in  connection  with  the execution of this Agreement,  and that such irrevocable proxy is given to secure the  performance  of the duties of such Seller under this  Agreement,  including causing the sale and transfer of the  Schedule I Shares to the Buyer  hereunder.
Each Seller hereby further affirms that such  irrevocable  proxy is coupled with an interest and is intended to be irrevocable in accordance  with the provisions of Section 212 of the Delaware General  Corporation Law (the "DGCL"). If for any
reason the proxy granted herein is not irrevocable, then each Seller agrees that it shall vote his,  her or its Schedule I Shares as  instructed  by the Buyer in writing.  The  parties  agree  that the  foregoing  shall be a voting  agreement created under Section 218 of the DGCL.

             (d) Each Seller shall execute and deliver any additional  documents and take such  further  actions as may be  reasonably  necessary or desirable to carry  out  all  of  the  provisions  hereof,  including  all  of  the  Sellers'
obligations under this Agreement, including the terms of this Section 3.3.

                                   ARTICLE IV

                                    COVENANTS

         4.1 STANDSTILL.  Each Seller agrees that,  during the period commencing on the date hereof and ending on the earlier of (x) three  months after the date hereof and (y) consummation of the transactions contemplated hereby, such Seller will not, and will not permit any of its  affiliates  or agents to,  directly or indirectly,  in any manner,  acquire, agree or offer to acquire, or assist, aid, abet or act in concert  with any person to acquire any  securities  or assets of the Company or any of its subsidiaries.

         4.2 PRICE PROTECTION. In the event of a Resale (as such term is defined below)  by the  Buyer of any  shares  originally  purchased  hereunder  from the
Sellers (the "Protected Shares"), the Buyer hereby agrees to pay to each Seller, in the same proportion that such Sellers sold the Protected  Shares to the Buyer hereunder, an amount in cash equal to 50% of the positive difference between (a)
the aggregate cash purchase price, including allocable costs, originally paid by the  Buyer  hereunder  for such  Protected  Shares  and (b) the  aggregate  cash proceeds,  net of allocable  costs and, if any,  short swing  profit  liability, actually  realized by the Buyer for such  Protected  Shares in such Resale.  For purposes  hereof,  a "Resale"  means (a) any  transaction,  to the extent  fully consummated  (including without limitation the payment in full of the applicable purchase  price)  within 12 months of the date  hereof,  in which the Buyer in a
BONA FIDE sale first  resells such  Protected  Shares for cash,  or (b) any cash tender offer  requiring  public  disclosure  thereof as such pursuant to Section
14(d) of the 1934 Act and the rules thereunder by parties  unaffiliated with any party hereto that is  consummated in full within 12 months of the date hereof as to which the Buyer does not participate with respect to such Protected Shares.

                                    ARTICLE V

                                 SELLER CAPACITY

         5.1  Anything in this  Agreement to the  contrary  notwithstanding,  no person  executing  this  Agreement  who is or becomes  during the term  hereof a director or officer of the Company makes any agreement or  understanding  herein or is obligated  hereunder  in his or her capacity as such  director or officer.
Each  Seller  signs  solely in his or her  capacity  as the  record  holder  and beneficial  owner (as further  set forth on SCHEDULE I hereto) of such  Seller's
Schedule I Shares, and nothing herein shall limit or affect any actions taken by any Seller in such  Seller's  capacity as an officer or director of the Company.
Accordingly,  and by way of non-exhaustive example, if a Seller is a director of the Company, nothing in this Agreement shall prohibit or otherwise restrict such
Seller in his or her capacity as a director to vote for any transaction  that is an alternative to the transactions contemplated hereby.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 FEES AND EXPENSES. Each of the parties shall be responsible for its own fees and expenses (including,  without limitation,  the fees and expenses of
financial   consultants,   investment  bankers,   accountants  and  counsel)  in
connection with the entering into of this Agreement and the  consummation of the transactions contemplated hereby.

         6.2  NOTICES.  All  notices,   requests,   claims,  demands  and  other
communications  hereunder  shall be in  writing  and  shall be  deemed  given if delivered personally or sent by telecopier or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to the Buyer, to:

                     c/o Dolphin Asset Management Corp.
                     129 east 17th Street
                     New York, New York 10003
                     Attention:  Peter E. Salas and Carlos Salas
                     Telecopier No.:  (212) 202-3817

               with copies to:

                     Hughes Hubbard & Reed LLP
                     One Battery Park Plaza
                     New York, NY  10004
                     Attention: Gary J. Simon
                     Telecopier No.:  (212) 422-4726

               if to any Seller, to the  address set  forth on SCHEDULE I hereto for such Seller, with copies to:

                     Andrew Goldstein, Esq.
                     488 Madison Avenue
                     16th Floor
                     New York, NY 10022
                     Telecopier No.:  (212) 688-2870

         6.3  INTERPRETATION.  When a reference  is made in this  Agreement to a
Section or  Schedule,  such  reference  shall be to a Section of or Schedule to, this  Agreement  unless  otherwise  indicated.  The  headings  contained in this
Agreement  are for  reference  purposes only and shall not affect in any way the meaning or  interpretation of this Agreement.  The words "hereof",  "herein" and
"hereunder"  and words of similar import when used in this Agreement shall refer to  this  Agreement  as a  whole  and not to any  particular  provision  of this
Agreement.  The words "date hereof"  shall refer to the date of this  Agreement.
The term "or" is not exclusive.  The word "extent" in the phrase "to the extent"
shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply  "if." The  definitions  contained in this  Agreement  are applicable  to the  singular  as well as the  plural  forms of such  terms.  Any agreement  or  instrument  defined or referred to herein or in any  agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  References to a person are also to its permitted successors and assigns.

         6.4  COUNTERPARTS.  This  Agreement  may be  executed  in  one or  more counterparts (including telecopy),  all of which shall be considered one and the same  agreement and shall become  effective when one or more  counterparts  have been signed by each of the parties and delivered to the other parties.

         6.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.  This Agreement (a)
constitutes  the entire  agreement,  and  supersedes  all prior  agreements  and understandings,  both  written and oral,  among the parties  with respect to the subject  matter of this  Agreement  and (b) is not  intended  to confer upon any person  other than the  parties  hereto  (and their  respective  successors  and assigns) any rights or remedies.

         6.6 GOVERNING LAW. This  Agreement  shall be governed by, and construed in accordance  with,  the laws of the State of Delaware,  regardless of the laws that might  otherwise  govern under  applicable  principles of conflicts of laws thereof.

         6.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or  obligations  hereunder  shall be  assigned,  in whole or in part  (except by operation  of law),  by any of the  parties  hereto  without  the prior  written consent of the other parties  hereto,  except that the Buyer may assign,  in its sole discretion,  any of or all its rights, interests and obligations under this
Agreement to any parent or to any direct wholly-owned  subsidiary of any parent, but no  such  assignment  shall  relieve  the  Buyer  of any of its  obligations hereunder.  Subject to the preceding  sentence,  this Agreement shall be binding upon,  inure to the benefit of and be  enforceable  by, the  parties  hereto and their respective successors and assigns.

         6.8  CONSENT  TO  JURISDICTION.  Each  of  the  parties  hereto  hereby irrevocably and  unconditionally  submits,  for itself and its property,  to the exclusive jurisdiction of the Delaware Court of Chancery or any federal court of the United States of America sitting in the State of Delaware or in the Southern
District of New York,  and any  appellate  court from any thereof,  in any suit, action or other  proceeding  arising out of or relating to this Agreement or the agreements  delivered in connection  herewith or the  transactions  contemplated hereby or thereby or for  recognition or  enforcement  of any judgment  relating thereto,  and each of the parties hereby  irrevocably and  unconditionally:  (a)
agrees not to commence any such action or proceeding except in such courts;  (b)
agrees that any claim in respect of any such action or  proceeding  may be heard and determined in the Delaware Court of Chancery or, to the extent  permitted by law, in such federal court; (c) waives, to the fullest extent it may legally and effectively  do so,  any  objection  which it may now or  hereafter  have to the laying  of venue of any such  action  or  proceeding  in the  Delaware  Court of
Chancery  or any such  federal  court;  and (d) waives,  to the  fullest  extent permitted by law, the defense of an  inconvenient  forum to the  maintenance  of such action or proceeding in the Delaware  Court of Chancery or any such federal court.  Each of the  parties  hereto  agrees  that a final  judgment in any such action  or  proceeding  shall  be  conclusive  and  may  be  enforced  in  other jurisdictions  by suit on the judgment or in any other  manner  provided by law.
Each party to this Agreement  irrevocably  consents to service of process in the manner  provided for notices in Section  6.2.  Nothing in this  Agreement  shall affect the right of any party to this  Agreement  to serve  process in any other manner permitted by law.

         6.9 WAIVER OF JURY  TRIAL.  Each party  hereto  hereby  waives,  to the fullest extent permitted by Applicable Laws, any right it may have to a trial by jury in respect of any suit,  action or other proceeding  directly or indirectly arising out of, under or in connection  with this  Agreement.  Each party hereto
(a) certifies that no  representative,  agent or attorney of any other party has represented,  expressly or otherwise, that such party would not, in the event of any action,  suit or  proceeding,  seek to enforce the foregoing  waiver and (b)
acknowledges  that it and the other  parties  hereto have been  induced to enter
into  this   Agreement,   by,  among  other   things,   the  mutual  waiver  and
certifications in this Section 6.9.

         6.10 ENFORCEMENT. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise  breached.  It is accordingly agreed that the  parties  shall be  entitled  to an  injunction  or  injunctions  to prevent breaches of this Agreement and to enforce  specifically the terms and provisions of this  Agreement in any Delaware Court of Chancery or any federal court of the

United  States of America  sitting in the State of Delaware  or in the  Southern
District of New York,  this being in addition to any other  remedy to which they are entitled at law or in equity.

         6.11 SEVERABILITY.  If any term or other provision of this Agreement is invalid,  illegal or  incapable  of being  enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the  economic or legal  substance  of the transactions  contemplated  hereby is not affected in any manner  materially adverse to any party. Upon such  determination  that any term or other provision is invalid,  illegal or incapable of being  enforced,  the parties  hereto shall negotiate  in good faith to modify this  Agreement  so as to effect the original intent of the parties as closely as possible in an acceptable  manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         6.12  AMENDMENTS;  WAIVERS.  Any  provision  of this  Agreement  may be amended or waived,  but only if such  amendment  or waiver is in writing  and is signed, in the case of an amendment,  by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

         6.13  FURTHER  ASSURANCES.  Promptly  upon  request by the Buyer,  each
Seller  shall  execute,  acknowledge,   deliver,  file,  re-file,  register  and
re-register,  any and all such further acts, certificates,  assurances and other instruments  as the Buyer may  require  from time to time in order to: (a) carry out more  effectively the purposes and intent of this Agreement;  (b) enable the
Buyer to exercise and enforce their  respective  rights and remedies  hereunder;
and (c) to better  transfer,  preserve,  protect  and  confirm  to the Buyer the rights  granted or now or hereafter  intended to be granted to them hereunder or under each other  instrument  executed  in  connection  with or pursuant to this
Agreement.

                            [signatures on next page]

IN WITNESS  WHEREOF,  the Buyer and each Seller have caused this Stock  Purchase
Agreement to be duly executed as of the day and year first above written.

                                                   /s/ Roger Lipton
                                       -----------------------------------------
                                                       Roger Lipton

                                                   /s/ Mary Lipton
                                       -----------------------------------------
                                                       Mary Lipton

                                       RHL ASSOCIATES, L.P.

                                       By:  Lipton Financial Services, Inc.
                                       Its: General Partner

                                       By:    /s/ Roger Lipson
                                            ------------------------------------
                                       Name: Roger Lipton
                                       Its:  President

                                       DOLPHIN DIRECT EQUITY PARTNERS, L.P.

                                       By:   Dolphin Advisors, LLC
                                       Its:  Managing Partner

                                       By:   Dolphin Management, Inc.
                                       Its:  Managing Member

                                       By:   /s/ Peter E. Salas
                                            ------------------------------------
                                       Name: Peter E. Salas
                                       Its:  President

                                   SCHEDULE I

                            OWNERSHIP OF COMMON STOCK

                                 Number of Shares           Purchase
     Name of Seller              of Common Stock              Price
     --------------              ----------------             -----

   ROGER LIPTON                     1,033,604              $516,802.00

   RHL ASSOCIATES, L.P.,              634,619              $317,309.50

   MARY LIPTON                         49,000               $24,500.00

                             ---------------------------------------------
     Total                          1,717,223              $858,611.50
                             =============================================